UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

March 26, 2026

Date of Report (date of earliest event reported)

INGEVITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37586	47-4027764
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4920 O’Hear Avenue, Suite 400	North Charleston	South Carolina	29405
	(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: 843-740-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	NGVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act     ☐

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 26, 2026 (the “Closing Date”), Ingevity Corporation (the “Company”), Ingevity Holdings SRL (“Holdings”), Ingevity UK Ltd (the “UK Borrower”), the other loan parties party thereto, the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), collateral agent and swingline lender, entered into that certain Second Amendment and Restatement Agreement (the “Amendment”), which amends and restates the Amended and Restated Credit Agreement, dated as of June 23, 2022 (the “Existing Credit Agreement,” and as amended and restated by the Amendment, the “Second Amended and Restated Credit Agreement”), by and among the Company, Holdings, the UK Borrower, the lenders from time to time party thereto and the Administrative Agent.

The Amendment amends and restates the Existing Credit Agreement to, among other things, (a) extend the maturity date of the Company’s revolving credit facility to the date that is five years after the Closing Date, (b) decrease the aggregate amount of the commitments thereunder from $1 billion to $750 million and (c) effect certain other amendments. Borrowings under the revolving credit facility bear interest at a rate per annum equal to, at the Company’s option, either (a) the applicable term benchmark rate, subject to a 0.00% floor, or (b) a base rate, in each case, plus an applicable margin of 1.00% to 1.75% for term benchmark loans and 0.00% to 0.75% for base rate loans. The Second Amended and Restated Credit Agreement contains certain customary affirmative and negative covenants, representations and warranties and events of default (subject in certain cases to customary grace and cure periods).

On the Closing Date, the Company repaid all of its outstanding revolving loans in an aggregate principal amount of $512.1 million.

The foregoing summary of the Amendment does not purport to be complete and is subject to, qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of a registrant

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment and Restatement Agreement, dated as of March 26, 2026, among Ingevity Corporation, Ingevity Holdings SRL, Ingevity UK Ltd, the other loan parties party thereto, JPMorgan Chase Bank, N.A., as the administrative agent, and the lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGEVITY CORPORATION (Registrant)

	By:	/s/ Mary Dean Hall
Mary Dean Hall
Executive Vice President and Chief Financial Officer
Date: March 30, 2026